EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-53877) pertaining to The Pretax Savings Plan for the Salaried Employees of Rohr, Inc. (Restated 1994) of our report dated June 6, 2002, with respect to the financial statements and schedule of The Pretax Savings Plan for the Salaried Employees of Rohr, Inc. included in this Annual Report (Form 11-K) for the year ended December 30, 2001.

/S/ ERNST & YOUNG LLP

Charlotte, North Carolina
June 17, 2002